GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                         Las Vegas, Nevada  89102-5822



                ______________________________________________
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ______________________________________________



TO THE STOCKHOLDERS OF
GALLERY OF HISTORY, INC.:


	The Annual Meeting of Stockholders of the Gallery of History, Inc. (the "Company") will be held at 3601 West Sahara Avenue, Las Vegas,
Nevada 89102 on September 23, 2005 at 9:00 a.m. local time for the following purposes:

	1.	To elect six directors to serve until the next annual meeting of the stockholders;

	2.	To approve the appointment of Piercy, Bowler, Taylor & Kern
                as the Company's independent auditors for the fiscal year ending September 30, 2005; and

	3.	To transact such other business as may properly come before
                the meeting and any adjournment thereof.

	All of the above matters are more fully described in the accompanying Proxy Statement.

	Stockholders of Common Stock of the Company of record at the close of business on August 5, 2005 will be entitled to vote at the meeting or any adjournment thereof.


					By order of the Board of Directors,


					TODD M. AXELROD,
					Chairman of the Board


August 23, 2005




WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.






                            GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                         Las Vegas, Nevada  89102-5822


                             _________________

                              PROXY STATEMENT
                             _________________



	The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held September 23, 2005 and any adjournment thereof (the "Meeting").
The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page.

	All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the appointment of Piercy, Bowler, Taylor & Kern, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Meeting at any time prior to the voting thereof. Directors will be elected by a majority of the votes cast. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. The effect of marking a proxy for abstention, however, is the same as marking it against the proposal. Shares registered in the name of a broker will be counted as represented at the meeting only for proposals as to which the broker's proxy gives voting directions. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about August 23, 2005.

	There were 5,625,984 shares of Common Stock of the Company outstanding as of August 5, 2005. The Common Stock is the only class of securities of the Company entitled to vote. Each share has one vote. Only stockholders of record as of the close of business on August 5, 2005 will be entitled to vote. A list of stockholders entitled to vote at the Meeting will be available at the Company's office, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada, for a period of ten days prior to the meeting for examination by any stockholder.




                             ELECTION OF DIRECTORS
                             ---------------------

	At the Meeting, six directors are to be elected for the ensuing year and until their successors are duly elected and qualified. The following six persons have been nominated by the Board of Directors. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following six persons.

                                                                   Year First
                                   Position(s) with                 Became a
Name                   Age           the Company                    Director
----                   ---         ----------------                ----------

Todd M. Axelrod         55         President and Chairman             1981
                                   of the Board of Directors

Rod R. Lynam            57         Treasurer/Assistant                1984
                                   Secretary and Director

Pamela Axelrod          50         Executive Vice President and       1995
                                   Director

Dr. Michael Rosenman    44         Director                           2002

Glenn Olnick            59         Director                           2003

Leo Berezan             50         Director                           2004

	Each officer of the Company, including those who are also nominees to the Board, will hold office until a successor has been elected by the Board.

	Todd M. Axelrod has been Chairman of the Board of Directors and President of the Company since its inception in November 1981. Mr. Axelrod has been a private collector of valuable historical documents since 1968.
Mr. Axelrod authored a book entitled "The Handbook of Historical Documents -- A Guide to Owning History", which is being sold by the Company.

	Rod Lynam has been Treasurer of the Company since September 1984.

	Pamela Axelrod, the wife of Mr. Axelrod, has been an Executive Vice President since 1995. She served as the manager of the Las Vegas Fashion Show gallery, the Company's merchandise manager and co-director of sales since 1984. She has served as Editor-in-Chief of the Company's Simple & Direct auction catalog and as co-auction manager since 1996.

      Michael Rosenman, M.D., Ph.D., has been a practicing physician specializing in the field of Pediatrics since 1988. Prior to establishing private practice offices in Las Vegas in 1996, Dr. Rosenman was associated with UCLA's Department of Medicine, Division of Hematology/Oncology, and with Children's Hospital in Orange County, California. His practice employs multiple offices and physicians.

	Glenn Olnick has been employed in the brokerage industry for a number of firms since 1980. From February 1991 to October 2001, Mr. Olnick worked with McDermid St. Lawrence Securities as a senior retail broker specializing in small and mid cap securities, working with numerous companies, advising them on corporate direction, fund raising, investment strategies, takeovers and acquisitions. In October 2001, Mr. Olnick joined Haywood Securities in the same capacity as with McDermid. In August of 2002, Mr. Olnick retired from the brokerage industry. From then until the present, Mr. Olnick has worked as a consultant to a number of private and public companies.

	Leo Berezan has been employed the last thirty years in real estate development and property management. He is an owner and manager of various real estate holdings, industrial warehouses and office buildings.

	Garrett Williams, age 62, who has been a Senior Vice-President of the Company since 1989, is the only executive officer of the Company not listed above. He served as Executive Assistant to the President from November 1988 to April 1996 and as a director of the Company from 1991 to 1996. He served as the Manager of the Las Vegas Fashion Show gallery from April 1996 to March 1997 and currently serves as a sales representative at the headquarters' location.

	Management recommends that the stockholders vote "FOR" the nominees for directors.




                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                -----------------------------------------------

	The following table sets forth certain information, as of August 5, 2005, pertaining to ownership of the Company's Common Stock by those persons known to the Company to be the beneficial and record owners of more than five percent of the Common Stock of the Company, by each director and nominee of the Company and by all officers and directors of the Company as a group:

        Name of Beneficial                  Number of          Percent
        Holder (1) (2)                       Shares           of Class
        ------------------                  ---------         --------

        Todd M. Axelrod (3)(5)              4,305,824            76.5%

        Rod Lynam                                 210              (4)

        Pamela Axelrod (3)(5)               4,305,824            76.5%

        Dr. Michael Rosenman                     -0-               --

        Glenn Olnick(6)                        30,707              (4)

        Leo Berezan                            35,690              (4)

        Gerald Newman                         493,000             8.8%
        17161 Coral Cove Way
        Boca Raton, Florida 33496

        All officers and directors          4,372,431            77.7%
        as a group (5 persons)


(1)	The address of each director and nominee, except where otherwise indicated is: c/o Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822.

(2)	Except as otherwise noted below, the individuals referred to above have sole voting and investment power in regard to their Common Stock.

(3)	Includes 2,059,022 shares of Common Stock owned of record and beneficially by Pamela Axelrod, Mr. Axelrod's wife, for which Mr. Axelrod has been appointed proxy (as discussed in Note (5) below). Excludes 204 shares of Common Stock owned of record and beneficially by Ruth Canvasser, Mr. Axelrod's mother, as to which Mr. and Mrs. Axelrod disclaim beneficial ownership.

(4)	Less than 1%.

(5)	Pamela Axelrod has appointed Todd Axelrod her proxy with full power of substitution, to vote all of her 2,059,022 shares and to give all consents on all matters that Mrs. Axelrod may be entitled to vote or consent to at any meeting of the stockholders of the Company or under any other circumstance where a vote or consent of stockholders is required. Includes 2,246,802 shares owned of record and beneficially by Todd Axelrod (see Note (3) above).

(6)	Includes 30,707 shares of Common Stock owned of record and benefically by Mr. Olnick's wife.




                   MEETINGS OF THE BOARD OF DIRECTORS AND
                      INFORMATION REGARDING COMMITTEES
                      --------------------------------

      The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. All such communications shall be in writing and addressed to the Company's President, Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822. All communications will be compiled by the Company's President and submitted to the Board of Directors or individual directors, as applicable.

      Pursuant to NASDAQ rule 4350(c) a majority of the board of directors must be independent unless the issuer is a "controlled company." The Company is a "controlled company" because Mr. Axelrod owns more than 50% of the voting power of the Company. Accordingly, the Company has elected to be treated as a controlled company and thereby be exempt from the director independence requirements, and the independent director requirements pertaining to a nominating committee and compensation committee.

      The Board of Directors held one meeting during the fiscal year ended September 30, 2004. All directors attended or participated by telephone at such meeting. Directors are expected to attend each Annual Meeting of Stockholders. All of the five members of the Board of Directors attended or participated by telephone at last year's annual meeting held September 27, 2004.

      The Board of Directors has a Compensation Committee, which in fiscal 2004 consisted of Mrs. Axelrod and Michael Rosenman. The committee reviews and recommends to the Board compensation for officers and issuance of stock options. The Compensation Committee did not meet during fiscal 2004.

      In fiscal 2004, the Company's Audit Committee consisted of Mr. Olnick, Chairman, Dr. Rosenman and Mr. Berezan. The Company's Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" and that each member of the Audit Committee is an "independent director." The Audit Committee appoints the Company's independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. It also discusses matters concerning the Company's financial statements or other results of the audit. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors. The Audit Committee met three times during fiscal 2004 with all members attending in person or by telephone.

      The Company has an Executive Committee which in fiscal 2004 consisted of Mr. and Mrs. Axelrod and Mr. Olnick, which did not meet during fiscal 2004. The Company does not have any other standing committees.

      The Board of Directors does not have a standing nominating committee, such function being performed by the Board as a whole. In determining the criteria for membership, the Board considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in context of the perceived needs of the Company at the time, including the following experience and personal attributes: financial acumen; general business experience; industry knowledge; diversity; special business experience and expertise; leadership abilities; high ethical standards; independence; and overall effectiveness. The Board of Directors may receive recommendations for Board candidates from various sources, including the Company's directors, management and stockholders.

      The Board will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from public stockholders should be in writing and addressed to: Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822,
Attention: Stockholder Communications, and must include the proposed candidate's name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and also include the recommending stockholder's name, address and the number of shares of Common Stock, and the length of time beneficially held. See "Stockholder Proposals and Nominations."




             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
             -------------------------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the following exceptions: On July 7, 2005 a Form 5 was filed on behalf of Glenn Olnick disclosing his wife's ownership of 31,400 of shares of the Company's common stock when Mr. Olnick became a director of the Company and two subsequent sales by his wife of 400 shares in October 2004 and 293 shares in November 2004. In addition, Form 5 was filed on behalf of Leo Berezan disclosing his ownership of 35,690 shares of the Company's common stock. In making these disclosures, the Company has relied solely on a review of the copies of such reports furnished to the Company and written representations of its directors, executive officers and its greater than ten percent stockholders.




                             EXECUTIVE COMPENSATION
                             ----------------------

	The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2004, 2003 and 2002, of those persons who were, at September 30, 2004 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was $100,000 or more.

        Name and Principal         Fiscal         Annual Compensation
        Position                    Year         Salary          Bonus
        ------------------         ------       --------        -------
        Todd M. Axelrod             2004        $139,124        $26,250
        President and Chief         2003         127,532         24,063
        Executive Officer           2002          34,781          6,563

        Pamela R. Axelrod           2004        $139,124        $26,250
        Executive Vice-             2003         127,532         24,062
        President                   2002          34,782          6,562

        All above accrued salaries and bonus earned not yet paid.

        During the three year period ended September 30, 2004, the Company did not grant any stock options or stock appreciation rights to any of the named executive officers of the Company. In addition, none of the named executive officers held any stock options as of September 30, 2004.




                              CERTAIN TRANSACTIONS
                              --------------------

        Prior to 2002, the Company borrowed $1,000,000 from its principal officer/stockholder, Todd Axelrod. The note is due April 30, 2006, with monthly interest payments at a rate of 8%. Interest expense on the related party note amounted to $81,333 for the year ended September 30, 2004. The proceeds from this loan were utilized by the Company to reduce its outstanding
bank line of credit.   The Company has also borrowed funds from Mr. Axelrod,
from time to time during the fiscal year 2004. The funds borrowed bear interest at the same rate as Mr. Axelrod pays on his personal line of credit which is 5.75% as of September 30, 2004. The balance of the funds borrowed was $2,904,791 as of September 30, 2004. Mr. Axelrod has, to the extent of his reasonable ability to do so, committed to continue funding or guarantee additional debt, should it be required, through November 1, 2005. Interest expense on this related party note was $125,499 during fiscal years 2004.
The funds were used to supplement cash flows from operating activities.




                             AUDIT COMMITTEE REPORT
                             ----------------------

        The Audit Committee of the Board of Directors (the "Audit Committee") consisted of Mr. Olnick (Chairman), Dr. Rosenman and Mr. Berezan. Messrs. Olnick, Rosenman and Berezan meet the independence and experience requirements of the NASDAQ National Market listing standards.

        The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

        1. The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements,

        2. The independence and performance of the Company's internal auditors and independent accountants, and

        3. The Company's compliance with legal and regulatory requirements.

        The Audit Committee meets with management and the Company's independent accountants periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also appoints the Company's independent accountants and periodically reviews their performance and independence from management for the fiscal year.

        The Audit Committee reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions with Piercy, Bowler, Taylor & Kern included the matters required by Statement on Auditing Standards No.61 (communication with Audit Committees). Piercy, Bowler, Taylor & Kern provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), which was discussed with Piercy, Bowler, Taylor & Kern.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2004 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.
                                Submitted by:  Glenn Olnick, Chairman
                                               Michael Rosenman
                                               Leo Berezan





                         RATIFICATION OF APPOINTMENT
                      OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ---------------------------------

        Piercy, Brown, Taylor & Kern has been selected as the Company's independent auditors for the fiscal year ending September 30, 2005. Selection of auditors is made by the Board of Directors' Audit Committee subject to stockholder approval. Piercy, Brown, Taylor & Kern has no financial interest, either direct or indirect, in the Company.

        A representative of Piercy Brown Taylor & Kern is expected to be available by telephone to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.


Management recommends voting "FOR" the ratification of the appointment of the auditors.


      The following table list the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the years ended September 30, 2004 and 2003 including the reviews of the unaudited interim financial statements of the Company's Form 10-QSB. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the rendition of such services.

                                          2004          2003
                                          ----          ----
                 Audit Fees (1)         $23,837       $30,300
                 Audit-Related Fees        -0-           -0-
                 Tax Fees (2)             2,239         3,039
                 All other fees            -0-           -0-

       (1) Audit fees consist of services rendered to the Company for the audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements and related services.
       (2) Tax fees consist of tax compliance and related tax services.




                     STOCKHOLDER PROPOSALS AND NOMINATIONS
                     -------------------------------------

        Proposals of stockholders of the Company which are intended to be presented at the Company's next Annual Meeting, including nominations for directors, must be received by the Company no later than April 25, 2006 and must satisfy the requirements of Rule 14a-8 of Regulation 14A under the Securities and Exchange Act. All such stockholder proposals and nominations should be submitted to the Company's president as follows: Mr. Todd Axelrod, Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822, Attention: Stockholder Communication. With respect to the Annual Meeting of Stockholders for 2005, under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits for that meeting to vote on any matter not specified in the proxy unless the Company is notified about the matter no later than July 10, 2006 and the stockholder satisfies the other requirements of Rule 14a-4(c).



      THE COMPANY'S 2004 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
GALLERY OF HISTORY, INC., 3601 WEST SAHARA AVENUE, PROMENADE SUITE, LAS VEGAS, NEVADA 89102-5822.

      In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.


                                       By Order of the Board of Directors

                                       TODD M. AXELROD
                                       Chairman of the Board
Dated: August 23, 2005
Las Vegas, Nevada





-----------------------------------PROXY CARD-------------------------------



                            GALLERY OF HISTORY, INC.
                                     PROXY
              Annual Meeting of Stockholders, September 23, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints each of Todd M. Axelrod and Rod Lynam, each with full power to act without the other, and with full power of substitution, as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Gallery of History, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on September 23, 2005 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below.

1. ELECTION OF DIRECTORS    FOR all nominees below        WITHHOLD AUTHORITY
                           (except as marked to the   to vote for all nominees
                            contrary below) [  ]      below [  ]

   NOMINEES:    Todd M. Axelrod, Rod Lynam, Pamela Axelrod, Michael Rosenman,
                Glenn Olnick, and Leo Berezan.
   INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.


2. TO RATIFY SELECTION OF PIERCY, BOWLER, TAYLOR & KERN, AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2005 FISCAL YEAR.
             [  ]  FOR         [  ]  AGAINST        [  ]  ABSTAIN

_____________________________________________________________________________


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                 Dated: _____________________________, 2005

                                 __________________________________________
                                 Signature

                                 __________________________________________
                                 Signature if held jointly

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
 ENCLOSED ENVELOPE.)